Exhibit 10(l)


                              SIXTH AMENDMENT TO
                          THE RURBAN FINANCIAL CORP.
                            SAVINGS PLAN AND TRUST
                              DATED MAY 1, 1995



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                              SIXTH AMENDMENT TO
                          THE RURBAN FINANCIAL CORP.
                            SAVINGS PLAN AND TRUST

This SIXTH AMENDMENT was made and executed at Defiance, Ohio on the 1st day of May, 1995, by and between RURBAN FINANCIAL CORP., a corporation organized and existing under the laws of the state of Ohio (hereinafter referred to as "Employer"), and THE STATE BANK AND TRUST COMPANY, (hereinafter referred to as "Trustee").

                                 WITNESSETH:

WHEREAS, the Employer established "The Rurban Financial Corp. Savings Plan and Trust" (hereinafter referred to as the "Plan") which became effective July 1, 1988; and

WHEREAS, the Employer desires to amend said Plan in certain respects.

NOW, THEREFORE, the parties hereto agree as follows:

Effective January 1, 1994, the fifth paragraph of Section 3.06, Limitations on Annual Additions, shall be amended in its entirety as follows:

"If, as a result of a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any Participant under the limits of this Section, or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the "annual additions" under this Plan would cause the maximum "annual additions" to be exceeded for any Participant, the Administrator shall (1) distribute any elective deferrals (within the meaning of Code Section 402(g)(3) or return any voluntary Employee contributions credited for the "limitation year" and distribute gains attributable to those elective deferrals and contributions to the extent that the return would reduce the "excess amount" in the Participant's accounts (2) hold any "excess amount" remaining after the return of any elective deferrals or voluntary Employee contributions in a "Section 415 suspense account" (3) use the Section 415 suspense account "in the next limitation year" (and succeeding "limitation years" if necessary) to reduce Employer contributions for that Participant if that Participant is covered by the Plan as of the end of the "limitation year," or if the Participant is not so covered, allocate and reallocate the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to all Participants in the Plan before any Employer or Employee contributions which would constitute "annual additions" are made to the Plan for such "limitation year" (4) reduce Employer contributions to the Plan for such "limitation year" by the amount of the "Section 415 suspense account" allocated and reallocated during such "limitation year."

All other provisions of said Plan shall remain in full force and effect.



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IN  WITNESS  WHEREOF,  the  Employer  and  Trustee  have  executed  this Sixth
Amendment on the day and year first above written.

                                    RURBAN FINANCIAL CORP.



 /s/ Keeta J. Diller                      By:  /s/ R. C. Burrows
 ------------------------------                ---------------------------------
 Witness

 /s/ Michele R. Greear                    By:  /s/ David E. Manz
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 Witness


                                    THE STATE BANK
                                    AND TRUST COMPANY


 /s/ Daun Nordon                          By:  /s/ Robert W. Constien
 ------------------------------                ---------------------------------
 Witness

 /s/ Beulah Zimmerman                     By:  /s/ Christine R. Hubbard
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 Witness